Exhibit 99.1

VERB Files Third Quarter 10-Q

Comprehensive Earnings Call Preview Highlights:

●	$9 million in new gross proceeds from recent financings extends runway, $5 million of which from unsecured, non-dilutive, 18-month, non-convertible, 9% fixed interest loan;
●	Massive cost-cutting measures recently completed reduces monthly operating costs, plus senior executives and Board accept 25% reduction in cash component of compensation;
●	Nasdaq confirmed new 6-month extension to regain share price compliance;
●	Prominent international M&A and strategic advisory firm Alantra engaged by Board to assist in evaluating strategic opportunities;
●	MARKET.live livestream shopping platform growth accelerating, 76,000 shoppers acquired in first 90 days, approx. 500 approved sellers active or activating on the platform; popular creators onboarding for new Creator program; 250 confirmed livestream events already scheduled through holiday season;
●	Pittsburgh Pirates adopts verbTEAMS platform, obtains approval from Major League Baseball Advanced Media for league-wide use;
●	SaaS recurring subscription revenue up 19% for 9 months ended September 30, 2022 over prior year period, modestly up over Q3 2021;

NEWPORT BEACH, Calif. and LEHI, UT, November 14, 2022 (GLOBE NEWSWIRE) — Verb Technology Company, Inc. (Nasdaq: VERB) (“VERB” or the “Company”), the leader in interactive video-based sales enablement applications, including shoppable livestream, today reported financial and operating results for the quarter ending September 30, 2022, and will hold an earnings conference call at 5:30 p.m. ET to discuss these results.

The following compares the Company’s results of operations for the third quarter of 2022 with the third quarter of 2021.

●	SaaS recurring subscription revenue, a component of Total digital revenue, was approximately $1.9 million, representing a modest increase over the same period last year.
●	Non-SaaS digital revenue was $0.2 million, versus $0.5 million for the same period last year, which was a record quarter for Non-SaaS digital revenue.
●	Total digital revenue was $2 million, versus $2.4 million for the same period last year, primarily due to the record Non-SaaS digital revenue we experienced in that quarter.
●	SaaS recurring subscription revenue as a percentage of Total revenue was 85%, compared with 64% for the same period last year, and up from 82% for last quarter.
●	Total Digital Revenue as a percentage of Total revenue was 92%, compared with 81% for the same period last year, up from 90% in the second quarter of 2022.
●	Total revenue was $2.2 million, versus $2.9 million for the same period last year, primarily due to the decrease in the low margin Non-Digital revenue business we continue to exit.
●	Cost of revenue across all products was $0.7 million, an improvement of 32% over the same period last year, and an improvement of 12% over Q2 2022, reflecting planned cost reductions and a continuing shift towards the Company’s digital business, and away from the lower margin non-digital business. Given recently implemented cost reductions, we expect to report further improvements in our SaaS cost of revenue for Q4 and beyond.
●	Gross margin across all products was 66%, an improvement over the 63% for the same period last year, and over the 65% for Q2 2022.
●	Research and development expenses were $1.4 million, as compared to $3.5 million for the same period last year, reflecting an improvement of 61% due to planned cost reductions, and continued improvement of 30% over last quarter for our SaaS business, offset by new expenditures attributable solely to MARKET.
●	General and administrative expenses were $7 million as compared to $6.1 million for the same period last year, reflecting a modest 6% increase over Q2 of 2022, attributable for the most to one-time expenses incurred in connection with Shopfest and the launch of MARKET.live.
●	Modified EBITDA[1] improved by $1.7 million, or 25%, when compared with the same period last year. Modified EBITDA is a non-GAAP measure. Please review note below for more information and greater specificity around our Modified EBITDA analysis.

The following compares the Company’s results of operations for the nine months ended September 30, 2022 with the same period in 2021.

●	SaaS recurring subscription revenue was $5.8 million, an increase of 19% over the same period last year.
●	Total digital revenue was $6.3 million, an increase of 6% from the same period last year.
●	Total revenue was $7.3 million, a decrease of 7% over the same period last year, attributable in large part to our decision to exit the low margin Non-digital business.
●	Cost of revenue was $2.5 million, an improvement of 26% over the same period last year, reflecting the impact of planned cost reductions and a shift towards the Company’s digital business and away from the lower margin non-digital business.
●	Research and development expenses were $4.3 million, as compared to $9.6 million for the same period last year, reflecting an improvement of 55% attributable to the planned cost reductions previously discussed.
●	General and administrative expenses were $20.6 million, which actually represents an improvement of $1.1 million, offset for the most part by the one-time costs incurred in connection with Shopfest and the launch of MARKET as discussed previously.
●	Modified EBITDA[1] improved by $4.9 million, or 24%, when compared with the same period last year. Once again, Modified EBITDA is a non-GAAP measure. Please review note below for more information and greater specificity around our Modified EBITDA analysis.
●	Cash totaled $0.9 million as of September 30, 2022, essentially the same as December 31, 2021. However, the Company added approximately $9.0 million of gross proceeds in cash through a registered direct offering with institutional investors, which resulted in gross proceeds of $4.0 million on October 25, 2022, and through an unsecured, non-convertible, 9% fixed interest rate promissory note, which resulted in gross proceeds of $5.0 million on November 7, 2022. Please review our Form 10-Q, filed today for complete details around these financings.

1 Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations that period. Non-GAAP adjustments to our results prepared in accordance with generally accepted accounting principles (“GAAP”) are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.

In addition to our results under GAAP, we present Modified EBITDA as a supplemental measure of our performance. We define Modified EBITDA as net income (loss), plus depreciation and amortization expense, share-based compensation expense, interest expense, change in fair value of derivative liability, other (income) expense, debt extinguishment costs, net, MARKET.live startup costs, and other non-recurring charges. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of liquidity. In evaluating Modified EBITDA, you should be aware that in the future we may incur expenses that are similar to or different from the adjustments in this presentation. Our presentation of Modified EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, you should be aware that other companies may calculate Modified EBITDA in a manner that differs from our calculation as presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021

Net loss	$(8,028)	$(8,805)	$(21,391)	$(28,962)

Adjustments:
Depreciation and amortization	790	400	1,594	1,214
Share-based compensation	1,050	986	3,668	4,652
Interest expense	550	525	1,948	1,629
Change in fair value of derivative liability	(198)	141	(2,360)	2,086
Other (income)/ expense	-	(8)	45	(85)
Debt extinguishment, net	-	(82)	-	(1,112)
MARKET.live non-recurring startup costs*	683	-	736	-
Other non-recurring	-	-	126	-

Total EBITDA adjustments	2,875	1,962	5,757	8,384
Modified EBITDA	$(5,153)	$(6,843)	$(15,634)	$(20,578)

* Includes general and administrative and R&D expenses that are directly related to the launch of our MARKET.live platform and are not expected to be recurring in future periods.

About VERB

Verb Technology Company, Inc. (Nasdaq: VERB), the market leader in interactive video-based sales applications, transforms how businesses attract and engage customers. The Company’s Software-as-a-Service, or SaaS, platform is based on its proprietary interactive video technology, and is comprised of a suite of sales enablement business software products offered on a subscription basis. Its software applications are used by hundreds of thousands of people in over 100 countries and in more than 48 languages. VERB’s clients include large sales-based enterprises as well as small business sales teams, including the sales and marketing departments of professional sports teams. MARKET.live is VERB’s multi-vendor, multi-presenter, livestream social shopping platform at the forefront of the convergence of ecommerce and entertainment. With approximately 150 employees and contractors, the Company is headquartered in Lehi, Utah, and also maintains offices in Newport Beach, California.

For more information, please visit: verb.tech.

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VERB on LinkedIn: linkedin.com/company/verb-tech

VERB on YouTube: youtube.com/channel/UC0eCb_fwQlwEG3ywHDJ4_KQ

MARKET – our livestream social shopping platform: market.live

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FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “expect,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements contained in this press release relate to statements regarding the Company’s progress towards achieving its strategic objectives. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to (i) the COVID-19 pandemic and related public health measures on our business, customers, markets and the worldwide economy; (ii) our ability to raise additional financing and continue as a going concern; (iii) our plans to attract new customers, retain existing customers and increase our annual revenue; (iv) the development and delivery of new products, including verbLIVE and MARKET; (v) our plans and expectations regarding software-as-a-service offerings; (vi) our ability to execute on, integrate, and realize the benefits of any acquisitions; (vii) fluctuations in our quarterly results of operations and other operating measures; (viii) increases in competition; and (ix) general economic, market and business conditions. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. For additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement, our investors are referred to our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact:

investors@verb.tech

Media Contact:

855.250.2300, ext.107

info@verb.tech